CENTURY ALUMINUM COMPANY
SEBREE
MARCH 31, 2013

Contents

Page
Pro forma Financial Information	2

Unaudited Pro forma Financial Statements

Unaudited Pro forma Consolidated Statements of Operations for the year ended December 31, 2012	3
Unaudited Pro forma Consolidated Statements of Operations for the three months ended March 31, 2013	5
Unaudited Pro forma Consolidated Balance Sheets as of March 31, 2013	7

Notes to the Unaudited Pro forma Financial Statements

Notes to the Unaudited Pro forma Consolidated Statements of Operations for the year ended December 31, 2012	4
Notes to the Unaudited Pro forma Consolidated Statements of Operations for the three months ended March 31, 2013	6
Notes to the Unaudited Pro forma Consolidated Balance Sheets as of March 31, 2013	8

PRO FORMA FINANCIAL INFORMATION
The unaudited pro forma consolidated balance sheet of Century Aluminum Company ("Century") assumes the Century Aluminum Sebree LLC ("Sebree") acquisition was completed as of March 31, 2013 and is derived from the historical results of Century and the unaudited pro forma value of the Sebree assets purchased and liabilities assumed. The unaudited pro forma consolidated statements of operations have been prepared for the year ended December 31, 2012 and for the three-months ended March 31, 2013 as if the acquisition of Sebree had occurred on January 1, 2012 and January 1, 2013, respectively. The unaudited pro forma financial information reflects the Sebree acquisition using the acquisition method of accounting. The preliminary aggregate purchase price is $61 million, which is subject to customary working capital adjustments, and the Company intends to fund the purchase price with cash.
The unaudited pro forma consolidated financial statements have been prepared based upon a preliminary purchase price allocation. The actual fair values could differ materially from the values assumed in the pro forma consolidated financial statements. Differences between the preliminary and final purchase price allocation could result in material adjustments. The final allocation of the purchase price will be based upon the actual purchase price and the fair value of the assets acquired and liabilities assumed as of the date of the completion of the acquisition. In addition, subsequent to the closing date, there may be further refinements of the purchase price allocation as additional information becomes available.
The unaudited pro forma consolidated financial statements should be read in conjunction with the audited annual historical consolidated financial statements and notes thereto of Century and Sebree and the unaudited historical interim financial statements and notes thereto of Century and Sebree. The unaudited pro forma consolidated financial statements are presented for informational purposes only and are not necessarily indicative of the actual results had the Sebree acquisition occurred at the times described above, nor does it purport to represent results of future operations.
The pro forma financial information does not reflect any potential changes for the power contract at Sebree or any potential modifications we may make to Sebree's alumina contract. Additionally, Sebree's historical results reflect an allocation of overhead expenses from its parent. We expect that, following a transitional period, Sebree's overhead expenses will be lower under our ownership than that reflected, but have not made any adjustment to the pro forma financial statements.

CENTURY ALUMINUM COMPANY
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
Year Ended December 31, 2012
(In Thousands, Except Per Share Amounts)

	Century	Sebree	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		As Adjusted
NET SALES:
Third-party customers	$719,812	$—	$483,085	(1)	$1,202,897
Related parties	552,299	483,085	(483,085)	(1)	552,299
	1,272,111	483,085	—		1,755,196
Cost of goods sold	1,225,769	496,629	(27,274)	(2)	1,695,124
Gross profit (loss)	46,342	(13,544)	27,274		60,072
Impairment charge	—	219,549	—		219,549
Other operating expenses	18,253	2,751	—		21,004
Selling, general and administrative expenses	35,363	12,868	(550)	(3)	47,681
Operating income (loss)	(7,274)	(248,712)	27,824		(228,162)
Interest expense – third party - net	(23,537)	—	—		(23,537)
Interest income – related parties	62	—	—		62
Net loss on forward contracts	(4,150)	—	—		(4,150)
Other income (expense) — third party	5,576	(2,323)	(15)	(1)	3,238
Other income (expense) — related party	—	(15)	15	(1)	—
Income (loss) before income taxes and equity in earnings of joint ventures	(29,323)	(251,050)	27,824		(252,549)
Income tax (expense) benefit	(8,910)	49,357	(51,026)	(4)	(10,579)
Income (loss) before equity in earnings of joint ventures	(38,233)	(201,693)	(23,202)		(263,128)
Equity in earnings of joint ventures	2,623	—	—		2,623
Net income (loss)	$(35,610)	$(201,693)	$(23,202)		$(260,505)

Net income (loss) allocated to common shareholders	$(35,610)				$(260,505)
EARNINGS (LOSS) PER COMMON SHARE:
Basic	$(0.40)				$(2.94)
Diluted	$(0.40)				$(2.94)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	88,534				88,534
Diluted	88,534				88,534

DIVIDENDS PER COMMON SHARE	$—				$—

See accompanying notes to the unaudited pro forma consolidated statement of operations.

NOTES TO THE UNAUDITED PRO FORMA
CONSOLIDATED STATEMENT OF OPERATIONS
Year Ended December 31, 2012

1. Represents reclassifications of Sebree related party sales and other expense as a result of the acquisition.
2. Reflects an adjustment to Sebree's historical depreciation expense of $32,929 based on the reduced net book value as a result of the purchase accounting preliminary fair market valuation of Sebree's property, plant and equipment using an estimated average useful life of 10 years.
3.   Reflects an adjustment to selling, general and administrative expenses for non-recurring transaction costs associated with the acquisition.
4.   Reflects an adjustment to eliminate all taxes related to historical Sebree and to reflect the state income tax expense associated with the additional pro forma pre-tax income associated with the pro forma adjustments that consisted of a decrease in depreciation expense and selling, general and administrative expenses. The pro forma state statutory tax rate used is 6%. The pro forma adjustment to eliminate Sebree's historical taxes reflects that on a pro forma basis the Company's net operating loss carryforwards would have been available to offset Sebree's taxable income.

CENTURY ALUMINUM COMPANY
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
Three Months Ended March 31, 2013
(In Thousands, Except Per Share Amounts)

	Century	Sebree	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		As Adjusted
NET SALES:
Third-party customers	$188,514	$—	$126,424	(1)	$314,938
Related parties	132,760	126,424	(126,424)	(1)	132,760
	321,274	126,424	—		447,698
Cost of goods sold	303,692	116,469	(1,397)	(2)	418,764
Gross profit (loss)	17,582	9,955	1,397		28,934
Impairment charge	—	13,675	—		13,675
Other operating expenses	1,096	4,308	—		5,404
Selling, general and administrative expenses	16,299	3,214	(250)	(3)	19,263
Operating income (loss)	187	(11,242)	1,647		(9,408)
Interest expense – third party - net	(5,945)	—	—		(5,945)
Net loss on forward contracts	15,507	—	—		15,507
Other income (expense) — third party	70	156	—		226
Income (loss) before income taxes and equity in earnings of joint ventures	9,819	(11,086)	1,647		380
Income tax (expense) benefit	(2,517)	333	(432)	(4)	(2,616)
Income (loss) before equity in earnings of joint ventures	7,302	(10,753)	1,215		(2,236)
Equity in earnings of joint ventures	951	—	—		951
Net income (loss)	$8,253	$(10,753)	$1,215		$(1,285)

Net income (loss) allocated to common shareholders	$7,567				$(1,285)
EARNINGS (LOSS) PER COMMON SHARE:
Basic	$0.09				$(0.01)
Diluted	$0.09				$(0.01)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	88,555				88,555
Diluted	89,020				88,555

DIVIDENDS PER COMMON SHARE	$—				$—

See accompanying notes to the unaudited pro forma consolidated statement of operations.

NOTES TO THE UNAUDITED PRO FORMA
CONSOLIDATED STATEMENT OF OPERATIONS
Three Months Ended March 31, 2013

1. Represents reclassifications of Sebree related party sales as a result of the acquisition.
2. Reflects an adjustment to Sebree's historical depreciation expense of $2,811 based on the reduced net book value as a result of the purchase accounting preliminary fair market valuation of Sebree's property, plant and equipment using an estimated average useful life of 10 years.
3.   Reflects an adjustment to selling, general and administrative expenses for non-recurring transaction costs associated with the acquisition.
4.   Reflects an adjustment to eliminate all taxes related to historical Sebree and to reflect the state income tax expense associated with the additional pro forma pre-tax income associated with the pro forma adjustments that consisted of a decrease in depreciation expense and selling, general and administrative. The pro forma state statutory tax rate used is 6%. The pro forma adjustment to eliminate Sebree's historical taxes reflects that on a pro forma basis the Company's net operating loss carryforwards would have been available to offset Sebree's taxable income.

CENTURY ALUMINUM COMPANY
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
March 31, 2013
(In Thousands, Except Per Share Amounts)

	Century	Pro Forma		Pro Forma
	Historical	Adjustments		As Adjusted
ASSETS
Current Assets:
Cash and cash equivalents	$195,471	$(47,373)	(1)	$148,098
Restricted cash	258	—		258
Accounts receivable – net	52,312	—		52,312
Due from affiliates	43,561	—		43,561
Inventories	156,815	58,497	(1)	215,312
Prepaid and other current assets	41,163	363	(1)	41,526
Deferred taxes - current portion	19,726	—		19,726
Total current assets	509,306	11,487		520,793
Property, Plant and Equipment – net	1,180,770	55,520	(1)	1,236,290
Other assets	101,039	—		101,039
Total	$1,791,115	$67,006		$1,858,121
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Accounts payable, trade	$75,796	$—		$75,796
Due to affiliates	50,210	—		50,210
Accrued and other current liabilities	49,001	40,610	(1)	89,611
Accrued employee benefits costs - current portion	18,668	3,512	(1)	22,180
Industrial revenue bonds	7,815	—		7,815
Total current liabilities	201,490	44,122		245,611
Senior notes payable	250,861			250,861
Accrued pension benefits costs – less current portion	67,322	5,039	(1)	72,361
Accrued postretirement benefits costs - less current portion	143,794	6,544	(1)	150,338
Other liabilities	25,278	8,003	(1)	33,281
Deferred Taxes– Less current portion	110,361	1,257	(2)	111,618
Total noncurrent liabilities	597,616	20,843		618,459
SHAREHOLDERS’ EQUITY:
Series A Preferred stock (one cent par value, 5,000,000 shares authorized; 80,084 shares issued and outstanding)	1	—		1
Common stock (one cent par value, 195,000,000 shares authorized; 93,382,730 shares issued and 88,596,209 outstanding)	934	—		934
Additional paid-in capital	2,507,671	—		2,507,671
Treasury stock, at cost	(49,924)	—		(49,924)
Accumulated other comprehensive loss	(150,297)	—		(150,297)
Accumulated deficit	(1,316,376)	2,042	(1)	(1,314,334)
Total shareholders’ equity	992,009	2,042		994,051
Total	$1,791,115	$67,006		$1,858,121
See accompanying notes to the unaudited pro forma consolidated balance sheet.

NOTES TO THE UNAUDITED PRO FORMA
CONSOLIDATED BALANCE SHEET
March 31, 2013
(Dollars in Thousands)

1. Reflects the adjusted purchase price and preliminary allocation of the estimated fair market value of assets purchased and liabilities assumed for the Sebree acquisition.

Preliminary consideration:
Purchase price	$65,000
Other credits and working capital adjustments	(13,627)
Other post retirement benefits credit	(4,000)
Adjusted consideration	$47,373
The Company funded the acquisition with cash.

Preliminary allocation of purchase price:
Inventory	$58,497
Other current assets	363
Property, plant and equipment	55,520
Current liabilities	(44,122)
Noncurrent liabilities	(20,843)
Preliminary allocation of fair market value of net assets	$49,415

Preliminary bargain purchase gain	$2,042

2.    Reflects an adjustment to record deferred income taxes for the effects of the preliminary calculation of the pro forma bargain purchase gain using and effective tax rate of 38.1%.